                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of UST Corp. of our report dated January 15, 1997 relating to the consolidated financial statements of Affiliated Community Bancorp, Inc., which appears in the Current Report on Form 8-K of UST Corp. dated February 6, 1998 and to all references to our firm in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 2, 1998